Exhibit 99.1

Amy Flores
+1 408 236 1594
amy_flores@keysight.com

INVESTOR CONTACT:

Jason Kary
+1 707 577 6916
jason.kary@keysight.com

Keysight Technologies Reports Third-Quarter 2015 Results

Highlights:

•	GAAP net income of $70 million, or $0.41 per share

•	Non-GAAP net income of $94 million, or $0.55 per share(1)

•	Revenues of $665 million, down 12 percent year-over-year and down 9 percent excluding currency and acquisitions(2)

•	Fourth-quarter fiscal year 2015 revenue guidance of $735 million to $775 million; non-GAAP earnings guidance of $0.57 to $0.71 per share(3)

•	Full-year fiscal year 2015 revenue guidance of $2.84 to $2.88 billion; non-GAAP earnings guidance of $2.38 to $2.52 per share(3)

SANTA ROSA, Calif., Aug. 19, 2015 - Keysight Technologies, Inc. (NYSE: KEYS) today reported revenues of $665 million for the third fiscal quarter ended July 31, 2015, down 12 percent compared with one year ago, or down 9 percent excluding the impact of currency and acquisitions.(2)

Third-quarter non-GAAP net income was $94 million, or $0.55 per share,(1) which excludes GAAP to non-GAAP adjustments of $24 million. Third-quarter GAAP net income was $70 million, or $0.41 per share.

“We delivered solid profit performance in the third quarter despite a challenging market environment,” said Ron Nersesian, Keysight president and CEO.

“Our acquisition of Anite closed ahead of schedule on August 13. The transaction is a significant step forward as we execute our strategy to grow in wireless and expand our software solutions,” added Nersesian. “We are excited to have the talented Anite team join us as they bring new skills, capabilities and opportunities to Keysight.”

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Keysight’s fourth-quarter 2015 revenues are expected to be in the range of $735 million to $775 million. Fourth-quarter non-GAAP earnings are expected to be in the range of $0.57 to $0.71 per share.(3)

Full-year fiscal year 2015 revenues are expected to be in the range of $2.84 to $2.88 billion, and non-GAAP earnings are expected to be in the range of $2.38 to $2.52 per share.(3)

Webcast

Keysight’s management will present more details about its third-quarter FY2015 financial results on a conference call with investors today at 1:30 p.m. PT. This event will be webcast in listen-only mode. Listeners may log on and select Q3 2015 Keysight Technologies, Inc. Results Conference Call in the Investor News & Events - Upcoming Events section at www.investor.keysight.com. The webcast will remain on the company site for 90 days.

A telephone replay of the conference call will be available at approximately 4:30 p.m. PT, August 19 through August 24 by dialing +1 855 859 2056 (or +1 404 537 3406 from outside the United States) and entering pass code 75890683.

About Keysight Technologies

Keysight Technologies (NYSE:KEYS) is a global electronic measurement technology and market leader helping to transform its customers’ measurement experience through innovations in wireless, modular, and software solutions. Keysight’s electronic measurement instruments, systems, software and services are used in the design, development, manufacture, installation, deployment and operation of electronic equipment. The business had revenues of $2.9 billion in fiscal year 2014. Information about Keysight is available at www.keysight.com.

Forward-Looking Statements

This news release contains forward-looking statements as defined in the Securities Exchange Act of 1934 and is subject to the safe harbors created therein. The forward-looking statements contained herein include, but are not limited to, information regarding Keysight’s future revenues, earnings and profitability; the future demand for the company’s products and services; and customer expectations. These forward-looking statements involve risks and uncertainties that could cause Keysight’s results to differ materially from management’s current expectations. Such risks and uncertainties include, but are not limited to, unforeseen changes in the strength of our customers’ businesses; unforeseen changes in the demand for current and new products, technologies, and

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services; customer purchasing decisions and timing, and the risk that we are not able to realize the savings or benefits expected from integration and restructuring activities.

In addition, other risks that Keysight faces include those detailed in Keysight’s filings with the Securities and Exchange Commission, including our Form 10-Q for the fiscal quarter ended April 30, 2015. Forward-looking statements are based on the beliefs and assumptions of Keysight’s management and on currently available information. Keysight undertakes no responsibility to publicly update or revise any forward-looking statement.

Non-GAAP Measures

Keysight uses a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of the business, for making operating decisions and for forecasting and planning for future periods. The definition of these non-GAAP financial measures may differ from similarly titled measures used by others, and such non-GAAP measures should be considered supplemental to and not a substitute for financial information prepared in accordance with GAAP. Keysight generally uses non-GAAP financial measures to facilitate management’s comparisons to historic operating results, to competitors’ operating results and to guidance provided to investors. In addition, Keysight believes that the use of these non-GAAP financial measures provides greater transparency to investors of information used by management in its financial and operational decision-making.

(1) Non-GAAP net income, and non-GAAP net income per share exclude primarily the impacts of share-based compensation, restructuring costs, separation costs, transformational costs, acquisition and integration costs, asset impairments and non-cash intangible amortization. We also exclude any tax benefits or expenses that are not directly related to ongoing operations and which are either isolated or cannot be expected to occur again with any regularity or predictability. Earnings per share is based on diluted shares. Reconciliation between non-GAAP net income and GAAP net income, is set forth on page 5 the attached tables, along with additional information regarding the use of this non-GAAP measure.

(2) A reconciliation between revenue and revenue excluding currency and acquisitions is provided on page 7 of the attached tables, along with additional information regarding the use of this non-GAAP measure.

(3) Non-GAAP earnings per share as projected for Q4FY15 and full fiscal 2015 excludes primarily the impacts of share-based compensation, restructuring costs, separation costs, transformational costs, acquisition and integration costs, asset impairments and non-cash intangible amortization. We also exclude any tax benefits or expenses that are not directly related to ongoing operations and which are either isolated or cannot be expected to occur again with any regularity or predictability. Most of these excluded amounts pertain to

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events that have not yet occurred and are not currently possible to estimate with a reasonable degree of accuracy. Therefore, no reconciliation to GAAP amounts has been provided.

# # #

Additional information about Keysight Technologies is available in the newsroom at www.keysight.com/go/news.

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KEYSIGHT TECHNOLOGIES, INC.
CONDENSED COMBINED AND CONSOLIDATED STATEMENT OF OPERATIONS
(In millions, except per share amounts)
(Unaudited)
PRELIMINARY

	Three Months Ended
	July 31,		Percent
	2015	2014	Inc/(Dec)
Orders	$685	$722	(5)%

Net revenue	$665	$757	(12)%

Costs and expenses:
Cost of products and services	295	343	(14)%
Research and development	90	91	(1)%
Selling, general and administrative	183	202	(9)%
Other operating expense (income), net	(3)	—	—
Total costs and expenses	565	636	(11)%

Income from operations	100	121	(17)%

Interest expense	(12)	—	—
Other income (expense), net	(1)	1	(200)%

Income before taxes	87	122	(29)%

Provision for income taxes	17	15	13%

Net income	$70	$107	(35)%

Net income per share:
Basic	$0.41	$0.64
Diluted	$0.41	$0.64

Weighted average shares used in computing net income per share:(a)
Basic	169	167
Diluted	172	167

(a) On November 1, 2014, Agilent Technologies, Inc. distributed 167 million shares of Keysight common stock to existing holders of Agilent common stock. Basic and diluted net income per share for all periods through July 31, 2014 is calculated using the shares distributed on November 1, 2014.

The preliminary income statement is estimated based on our current information.

KEYSIGHT TECHNOLOGIES, INC.
CONDENSED COMBINED AND CONSOLIDATED STATEMENT OF OPERATIONS
(In millions, except per share amounts)
(Unaudited)
PRELIMINARY

	Nine Months Ended
	July 31,		Percent
	2015	2014	Inc/(Dec)
Orders	$2,073	$2,203	(6)%

Net revenue	$2,106	$2,171	(3)%

Costs and expenses:
Cost of products and services	937	970	(3)%
Research and development	282	270	4%
Selling, general and administrative	581	592	(2)%
Other operating expense (income), net	(14)	—	—
Total costs and expenses	1,786	1,832	(3)%

Income from operations	320	339	(6)%

Interest income	1	—	—
Interest expense	(35)	—	—
Other income (expense), net	1	3	(67)%

Income before taxes	287	342	(16)%

Provision for income taxes	51	51	—

Net income	$236	$291	(19)%

Net income per share:
Basic	$1.40	$1.74
Diluted	$1.38	$1.74

Weighted average shares used in computing net income per share: (a)
Basic	169	167
Diluted	171	167

(a) On November 1, 2014, Agilent Technologies, Inc. distributed 167 million shares of Keysight common stock to existing holders of Agilent common stock. Basic and diluted net income per share for all periods through July 31, 2014 is calculated using the shares distributed on November 1, 2014.

The preliminary income statement is estimated based on our current information.

KEYSIGHT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEET
(In millions, except par value and share amounts)
(Unaudited)
PRELIMINARY

	July 31, 2015	October 31, 2014
ASSETS
Current assets:
Cash and cash equivalents	$1,000	$810
Accounts receivable, net	313	357
Receivable from Agilent	—	23
Inventory	478	498
Deferred tax assets	73	83
Other current assets	119	79
Total current assets	1,983	1,850

Property, plant and equipment, net	462	470
Goodwill	372	392
Other intangible assets, net	12	18
Long-term investments	70	63
Long-term deferred tax assets	112	163
Other assets	86	94
Total assets	$3,097	$3,050

LIABILITIES AND EQUITY

Current liabilities:
Accounts payable	$171	$173
Payable to Agilent	—	125
Employee compensation and benefits	144	167
Deferred revenue	161	175
Income and other taxes payable	56	72
Other accrued liabilities	88	57
Total current liabilities	620	769

Long-term debt	1,099	1,099
Retirement and post-retirement benefits	160	213
Long-term deferred revenue	61	69
Other long-term liabilities	52	131
Total liabilities	1,992	2,281

Total Equity:
Preferred stock; $0.01 par value; 100 million shares authorized; none issued and outstanding	—	—
Common stock; $0.01 par value; 1 billion shares authorized; 169 million shares at July 31, 2015 and 167 million shares at October 31, 2014, issued and outstanding	2	2
Additional paid-in-capital	1,142	1,002
Retained earnings	337	101
Accumulated other comprehensive loss	(376)	(336)
Total stockholders' equity	1,105	769
Total liabilities and equity	$3,097	$3,050

The preliminary balance sheet is estimated based on our current information.

KEYSIGHT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(In millions)
(Unaudited)
PRELIMINARY

	Three Months Ended	Nine Months Ended
	July 31,	July 31,
	2015	2015
Cash flows from operating activities:
Net income	$70	$236
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	23	69
Share-based compensation	7	49
Excess tax benefit from share-based plans	(1)	(4)
Deferred taxes	2	15
Excess and obsolete inventory related charges	6	23
Other non-cash expenses, net	1	2
Changes in assets and liabilities:
Accounts receivable	36	31
Inventory	(8)	(25)
Accounts payable	—	1
Payment to Agilent, net	—	(28)
Employee compensation and benefits	(25)	(18)
Retirement and post-retirement benefits	(8)	(29)
Other assets and liabilities	32	(27)
Net cash provided by operating activities (a)	135	295

Cash flows from investing activities:
Investments in property, plant and equipment	(35)	(66)
Purchase of Investments	(7)	(7)
Proceeds from sale of investment securities	—	1
Net cash used in investing activities	(42)	(72)

Cash flows from financing activities:
Issuance of common stock under employee stock plans	15	23
Excess tax benefit from share-based plans	1	4
Return of capital to Agilent	—	(49)
Net cash provided by (used in) financing activities	16	(22)

Effect of exchange rate movements	(3)	(11)

Net increase in cash and cash equivalents	106	190

Cash and cash equivalents at beginning of period	894	810
Cash and cash equivalents at end of period	$1,000	$1,000

(a) Cash payments included in operating activities:
Income tax payments, net	$(14)	$(35)
Interest payments	$—	$(24)

The preliminary cash flow is estimated based on our current information.

KEYSIGHT TECHNOLOGIES, INC.
NON-GAAP NET INCOME AND DILUTED EPS RECONCILIATIONS
(In millions, except per share amounts)
(Unaudited)
PRELIMINARY

	Three Months Ended				Nine Months Ended
	July 31,				July 31,
	2015	Diluted EPS	2014	Diluted EPS	2015	Diluted EPS	2014	Diluted EPS
GAAP Net income	$70	$0.41	$107	$0.64	$236	$1.38	$291	$1.74
Non-GAAP adjustments:
Restructuring and related costs	10	0.06	—	—	10	0.06	(3)	(0.02)
Intangible amortization	2	0.01	2	0.01	6	0.03	6	0.04
Asset impairment	1	0.01	—	—	3	0.02	—	—
Share Based Compensation	7	0.04	9	0.05	49	0.29	36	0.22
Transformational costs	1	0.01	—	—	1	0.01	1	0.01
Acquisition and integration costs	3	0.02	—	—	3	0.02	1	0.01
Separation costs	2	0.01	26	0.16	14	0.08	51	0.31
Other	—	—	(1)	(0.01)	—	—	—	—
Adjustment for taxes (a)	(2)	(0.02)	(10)	(0.05)	(12)	(0.08)	(18)	(0.12)
Non-GAAP Net income	$94	$0.55	$133	$0.80	$310	$1.81	$365	$2.19

Weighted average shares outstanding - diluted (in millions) 172 167 171 167

(a) The adjustment for taxes excludes tax benefits that management believes are not directly related to ongoing operations and which are either isolated or cannot be expected to occur again with any regularity or predictability. For the three and nine months ended July 31, 2015 and 2014, management uses a non-GAAP effective tax rate of 17% and 16% respectively that we believe to be indicative of on-going operations.

Historical amounts are reclassified to conform with current presentation.

We provide non-GAAP net income and non-GAAP net income per share amounts in order to provide meaningful supplemental information regarding our operational performance and our prospects for the future. These supplemental measures exclude, among other things, charges related to the amortization of intangibles, the impact of restructuring charges, asset impairment, acquisition and integration costs, transformational costs, share based compensation and separation costs. Some of the exclusions, such as impairments, may be beyond the control of management. Further, some may be less predictable than revenue derived from our core businesses (the day to day business of selling our products and services). These reasons provide the basis for management's belief that the measures are useful.

Restructuring costs include incremental expenses incurred in the period associated with publicly announced major restructuring programs, usually aimed at material changes in business and/or cost structure. Such costs may include one-time termination benefits, asset impairments, facility-related costs and contract termination fees and other one time reorganization costs.

Intangible amortization include non-cash intangible amortization recognized in connection with acquisitions.

Asset impairments and write-downs include assets that have been written-down to their fair value.

Transformational costs include expenses incurred in the period associated with targeted cost reduction activities such as manufacturing transfers, small site consolidations, reorganizations, insourcing or outsourcing of activities. Such costs may include move and relocation costs, one-time termination benefits and other one-time reorganization costs.

Acquisition and Integration costs include all incremental expenses incurred to effect a business combination which have been expensed during the period. Such acquisition costs may include advisory, legal, accounting, valuation, and other professional or consulting fees. Such integration costs may include expenses directly related to integration of business and facility operations, information technology systems and infrastructure and other employee-related costs.

Separation costs include all incremental expenses incurred in order to effect the separation of Keysight from Agilent, including the cost of new hires specifically required to operate two separate companies. The intent is to only include in non-GAAP expenses what would not have been incurred if we had no plan to spin-off.

Share-based compensation includes expense for all share-based payment awards made to our employees and directors including employee stock option awards, restricted stock units, employee stock purchases made under our employee stock purchase plan (“ESPP”) and performance share awards granted to selected members of our senior management under the long-term performance plan (“LTPP”) based on estimated fair values.

Our management uses non-GAAP measures to evaluate the performance of our core businesses, to estimate future core performance and to compensate employees. Since management finds this measure to be useful, we believe that our investors benefit from seeing our results “through the eyes” of management in addition to seeing our GAAP results. This information facilitates our management’s internal comparisons to our historical operating results as well as to the operating results of our competitors.

Our management recognizes that items such as amortization of intangibles, and restructuring charges can have a material impact on our cash flows and/or our net income. Our GAAP financial statements including our statement of cash flows portray those effects. Although we believe it is useful for investors to see core performance free of special items, investors should understand that the excluded items are actual expenses that may impact the cash available to us for other uses. To gain a complete picture of all effects on the company’s profit and loss from any and all events, management does (and investors should) rely upon the GAAP income statement. The non-GAAP numbers focus instead upon the core business of the company, which is only a subset, albeit a critical one, of the company’s performance.

Readers are reminded that non-GAAP numbers are merely a supplement to, and not a replacement for, GAAP financial measures. They should be read in conjunction with the GAAP financial measures. It should be noted as well that our non-GAAP information may be different from the non-GAAP information provided by other companies.

The preliminary non-GAAP net income and diluted EPS reconciliation is estimated based on our current information.

KEYSIGHT TECHNOLOGIES, INC.
SEGMENT INFORMATION
(In millions, except where noted)
(Unaudited)
PRELIMINARY

Measurement Solutions

	Q3'15	Q3'14	Q2'15
Orders	$592	$643	$607
Revenues	$564	$656	$638
Gross Margin %	59.1%	56.9%	59.3%
Income from Operations	$104	$133	$136

Customer Support and Services

	Q3'15	Q3'14	Q2'15
Orders	$93	$79	$90
Revenues	$101	$101	$102
Gross Margin %	42.7%	46.4%	43.8%
Income from Operations	$20	$25	$18

Income from operations reflect the results of our reportable segments under Keysight's management reporting system which are not necessarily in conformity with GAAP financial measures. Income from operations of our reporting segments exclude, among other things, charges related to the amortization of intangibles, share based compensation,the impact of restructuring charges, asset impairment, transformational costs, acquisition and integration costs and separation costs.

In general, recorded orders represent firm purchase commitments from our customers with established terms and conditions for products and services that will be delivered within six months.

Readers are reminded that non-GAAP numbers are merely a supplement to, and not a replacement for, GAAP financial measures. They should be read in conjunction with the GAAP financial measures. It should be noted as well that our non-GAAP information may be different from the non-GAAP information provided by other companies.

The preliminary segment information is estimated based on our current information.

KEYSIGHT TECHNOLOGIES, INC.
RECONCILIATION OF REVENUE EXCLUDING THE IMPACT OF ACQUISITIONS AND CURRENCY ADJUSTMENTS
(in millions)
(Unaudited)
PRELIMINARY

	YEAR OVER YEAR
	NON GAAP REVENUE			Acquisitions	Currency Adjustments (a)	NON GAAP CORE REVENUE
Revenue by Segment	Q3'15	Q3'14	Year-over-year $ Change	Q3'15	Q3'15	Q3'15	Q3'14	Year-over-year $ Change

Measurement Solutions	$564	$656	(14)%	$—	$(22)	$586	$656	(11)%

Customer Support and Services	101	101	—	1	(6)	106	101	4%

Keysight	$665	$757	(12)%	$1	$(28)	$692	$757	(9)%

____________________________________________

(a) We compare the year-over-year change in revenue excluding the effect of foreign currency rate fluctuations to assess the performance of our underlying business. To determine the impact of currency fluctuations, current period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the actual exchange rate in effect during the respective prior periods.

Non-GAAP Core revenue is defined as Non-GAAP revenue excluding the impact of currency and material acquisitions and divestitures that have closed within the past year.

Readers are reminded that non-GAAP numbers are merely a supplement to, and not a replacement for, GAAP financial measures. They should be read in conjunction with the GAAP financial measures. It should be noted as well that our non-GAAP information may be different from the non-GAAP information provided by other companies.

The preliminary reconciliation from Non- GAAP and Non-GAAP core revenue is estimated based on our current information.